Consent of Independent Auditors


We consent to the use of our report dated January 27, 2003 with respect to the consolidated financial statements of IDS Life Insurance Company and to the incorporation by reference of our report dated January 17, 2003 with respect to the financial statements of IDS Life Variable Annuity Fund A in Post-Effective Amendment No. 68 to the Registration Statement (Form N-1, No. 2-29081) for the registration of the IDS Life Variable Annuity Fund A interests offered by IDS Life Insurance Company.

                                                           /s/ Ernst & Young LLP


Minneapolis, Minnesota
April 25, 2003